As filed with the Securities and Exchange Commission on September 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leslie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5091	20-8397425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2005 East Indian School Road

Phoenix, Arizona 85016

(602) 366-3999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad A. Gazaway

Chief Legal Officer

Leslie’s, Inc.

2005 East Indian School Road

Phoenix, AZ 85016

(602) 366-3999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jennifer Bellah Maguire Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 (213) 229-7242	Marc D. Jaffe Stelios G. Saffos Scott W. Westhoff Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-259475

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	3,243,000	$22.00	$71,346,000	$7,784

(1)

Represents only the additional number of shares being registered and includes an additional 423,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-259475), as amended (the “Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The registrant previously registered 14,950,000 shares of its common stock for which the fee was $39,227 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on September 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $71,346,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Leslie’s, Inc., a Delaware corporation (“Leslie’s”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-259475) (the “Registration Statement”) filed by Leslie’s with the SEC on September 13, 2021, which was declared effective on September 14, 2021.

Leslie’s is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by the selling stockholders set forth in the Registration Statement by 3,243,000 shares, 423,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The contents of the Registration Statement, including all exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement (Registration No. 333-259475) filed on September 13, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 15th of September, 2021.

Leslie’s, Inc.

By:	/s/ Michael R. Egeck
Michael R. Egeck
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates set forth opposite their names.

Signature	Title	Date

/s/ Steven L. Ortega Steven L. Ortega	Chairman	September 15, 2021

/s/ Michael R. Egeck Michael R. Egeck	Chief Executive Officer (Principal Executive Officer) and Director	September 15, 2021

/s/ Steven M. Weddell Steven M. Weddell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2021

/s/ Yolanda Daniel Yolanda Daniel	Director	September 15, 2021

/s/ Jodeen Kozlak Jodeen Kozlak	Director	September 15, 2021

/s/ Marc Magliacano Marc Magliacano	Director	September 15, 2021

/s/ Matthew Lischick Matthew Lischick	Director	September 15, 2021

/s/ Eric Kufel Eric Kufel	Director	September 15, 2021

/s/ Susan O’Farrell Susan O’Farrell	Director	September 15, 2021

/s/ James R. Ray, Jr. James R. Ray, Jr.	Director	September 15, 2021

/s/ John Strain John Strain	Director	September 15, 2021

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